EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Eltek Ltd. and to the incorporation by reference therein of our report dated April 27, 2020, with respect to the consolidated financial statements of Eltek Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay and Kasierer
Kost Forer Gabbay and Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
 July 27, 2022